SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 17, 1997
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                Date of Report (Date of earliest event reported)

                          NORTHWEST NATURAL GAS COMPANY
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             (Exact name of registrant as specified in its charter)


  Oregon                             0-994                       93-0256722
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 (State of                         (Commission                (IRS Employer
incorporation)                     File Number)             Identification No.)


                  220 NW Second Avenue, Portland, Oregon 97209
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                    (Address of principal executive offices)

                                 (503) 226-4211
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               Registrant's telephone number, including area code


                           PART II. OTHER INFORMATION

Item 5.           Other Information
-----------------------------------

     The following press release was issued by Northwest Natual Gas Company on July 17, 1997:

     PORTLAND, ORE.---Northwest Natural Gas (Nasdaq National Market: NWNG) and PacifiCorp (NYSE: PPW) announced today they are forming an alliance to jointly market gas and energy services, and, as the market opens, electric commodity to commercial and industrial customers in Oregon and Washington.

     The alliance is aimed at meeting the multiple fuel needs of commercial and industrial customers. These customers can already choose their gas supplier, and many are actively working to secure these same options for their electricity supply.

     Through the alliance, PacifiCorp and Northwest Natural will market gas, electricity and energy services within as well as outside of their franchised service areas. The companies will offer gas commodity and energy services immediately throughout Oregon and Washington. In the future, they will also offer electric commodity in the areas of those two states where utilities offer pilot programs that will allow commercial and industrial customers to choose their electricity supplier.

     "By joining forces, we can offer customers more energy commodity options, competitive prices and the ease of dealing with a local representative to meet the customer's total energy needs," said Fred Buckman, chief executive officer of PacifiCorp, the parent company of Pacific Power and Utah Power.

     Dick Reiten, president and chief executive officer of Northwest Natural Gas, said the alliance "allows each company to retain its independent status while pursuing new commodity market opportunities together."

     The companies will market natural gas under the Northwest Natural Gas brand. Using a new PacifiCorp Energy Partners program, Northwest Natural will also facilitate the sale of electricity and selected energy products and services, such as power quality, utility management and information services and green power, an "earth-friendly" alternative resource.

     Commercial and industrial customers can already shop for gas on the open market. Efforts are underway at both the federal and state levels to allow consumers to choose their electricity supplier as well.

     Buckman said the marketing alliance allows the companies to join strengths without losing autonomy and without the delays of a merger. "With this approach, we can begin offering customers more choices and benefits at the earliest possible time," he said.

     Those benefits include competitive commodity prices; greater reliability through a regional asset base with power plants and gas storage facilities in the Northwest; customized services; and more energy options through various multiple fuel products and services.

     The alliance brings together two strong, well-established and locally-based companies familiar with the Northwest and the needs of customers in the region. PacifiCorp offers an ample, low-cost power supply from a diverse resource mix; strong wholesale relationships to meet additional customer needs; and extensive transmission assets. Northwest Natural is one of the largest purchasers of gas in the Northwest and the largest shipper on Northwest Pipeline. It offers enhanced reliability through gas storage capacity located near market areas, and has established a strong track record for successfully operating in a deregulated, open-access environment.

     "We are looking forward to teaming with Northwest Natural for many reasons, including its strong local presence, its solid reputation and its outstanding customer service," said Buckman.

     Reiten said PacifiCorp is an attractive ally for Northwest Natural because it is a local company with generation, transmission and distribution in the Northwest and is "a reliable, competitive provider of local service."

     Both Buckman and Reiten emphasized that while the alliance signals cooperation between the two companies in marketing energy commodities and energy services to commercial and industrial markets, PacifiCorp and Northwest Natural Gas will continue to compete for customer decisions on which fuel source to use.

     In forming the alliance, Northwest Natural becomes the first company to use PacifiCorp's Energy Partners Program. PacifiCorp plans to use the program nationwide as a vehicle for teaming up with other companies to provide energy-related products and services.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NORTHWEST NATURAL GAS COMPANY
                                    -----------------------------
                                           Registrant


                                    By       /s/ Bruce R. DeBolt
                                        ----------------------------
                                        Senior Vice President and
                                        Chief Financial Officer

Date:    July 17, 1997